Exhibit 99.1

BOYD GAMING INCREASES QUARTERLY DIVIDEND

LAS VEGAS, NV – JULY 19, 2004 – Boyd Gaming Corporation (NYSE:BYD) today announced that its Board of Directors has declared a quarterly cash dividend of $.085 per share, payable on September 1, 2004 to shareholders of record on August 13, 2004. The payment represents a 13.3% increase from the $.075 per share payment made in each of the last four quarters since the dividend was instituted.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, there can be no assurances that the Company will declare or pay dividends in the future. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 18 gaming entertainment properties, plus one under development, located in Nevada, New Jersey, Mississippi, Illinois, Indiana and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

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